Exhibit 10.23

                               LICENSE AGREEMENT
                               -----------------

          AGREEMENT entered into the 16th day of April, 1987 by and between GALLY S.A. a Limited Company, having its Registered Offices at 26 Boulevard Louise Michel - 92232 GENNEVILLIERS, FRANCE (hereinafter called "Gallay") and HUNTER DRUMS LIMITED, having its offices at 1121 Pioneer Road - BURLINGTON - ONTARIO L7M 1K5, CANADA (hereinafter called "Licensee").

                              W I T N E S S E T H
                              -------------------

          WHEREAS, Gallay S.A. of Paris, France has developed, perfected and is using a new Triple Seam Process for steel drums or containers, possesses necessary technical information and confidential know-how in the production of such containers and is the owner of United States Letters Patent Reissue No. 29 307.

          WHEREAS, Licensee is desirous of obtaining such information and confidential know-how in the manufacture of such metal containers and a non-exclusive license for the use thereof and a non-exclusive license under the aforesaid patents for the manufacture and sale of metal containers.

          NOW, THEREFORE, in consideration of the premises, the mutual undertakings and obligations of the parties hereto, it is hereby agreed as follows:

          I.        DEFINITIONS
                    -----------

          The term "Products" as used herein shall mean steel containers in accordance with Gallay's process and confidential know-how and United States Letters Patent Reissue No. 29 307.

          The term "Production Line" as used herein is defined as a line to manufacture Products, said line having one welding machine at the beginning thereof and at least one seaming machine at the end thereof.

          II.  LICENSE
               -------

          (a) Subject to the provisions and conditions herein, Gallay hereby grants to Licensee a non-exclusive, non-transferable and non-divisible right to use the confidential information and know-how, as defined in Article III hereof, as used in the manufacture of Products.

          (b) Subject to the provisions and conditions herein, Gally also grants to Licensee a non-exclusive, non-transferable and non-divisible license under United States Letters Patent Reissue No. 29 307 thereof.

          III. KNOW-HOW AND TECHNICAL ASSISTANCE
               ---------------------------------

          As soon as practicable, after execution of this Agreement and payment of the fee hereinafter set forth in Article IV, Gallay will provide to Licensee necessary technical information, procedures, technical skills and drawings (in manuals, in English and in the metric system) for the manufacture of the Products. Gallay will also provide at no cost to the licensee, all technical information, procedures, technical skills and drawings relevant to any future developments and improvements which pertain to the manufacture of the Products covered by this Agreement.

          IV.  FEES AND ROYALTIES
               ------------------

          (a) Licensee agrees to pay to Gallay a fee in the amount of 9,200 US $ per year for a period of five years for each Production Line established and equipped by Licensee for the manufacture of Products. The total fee being 46,000 US $ and payable as outlined above, will represent the total license fee and will guarantee the licensee use of all know-how and technical assistance as outlined in Article III hereof, indefinitely. The first payment shall be due and payable at the time of execution of this Agreement.

          (b) The fee paid hereunder, shall not be refundable to Licensee under any circumstances.

          (c) The payment set forth in paragraph (a) above shall be attributable to the disclosure of information and confidential know-how and trade secrets.

          V.   PAYMENTS AND RECORDS
               --------------------

          (a) Licensee agrees that Gallay shall have the right to select an independent auditor, acceptable to Licensee, which such auditor shall report to Gallay the number of Production Lines for Products.

          (b) In the event that errors are found by the auditor, Licensee agrees to pay the full cost of auditing and any other fees and costs encountered by Gallay for any proceedings involving failure to pay the agreed amount herein requested.

          (c) Payment to Gallay by Licensee under the provisions set forth in Article IV above are to be made without any deductions whatsoever for any tax or other reasons. If, because of this clause, the Licensee is assessed any penalty or withholding fee by the Canadian Government then Gallay shall accept reduced payments of the license fee to offset such penalty or will reimburse the Licensee for the total amount of the assessment, whichever is applicable.


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

          VI.  PATENT INFRINGEMENT AND PATENT ENFORCEMENT
               ------------------------------------------

          (A) In the event that Licensee is sued by another party for infringement of a United States Patent or of a Canadian patent as a direct result of using the process for manufacture of Products licensed hereunder, Licensee shall inform Gallay of any notice of such suit and Gallay agrees to consult with Licensee as to the reasons for said suit and the defense thereof. Should such suit be brought for infringement solely as a result of use of the process licensed hereunder, Gallay agrees to defend such suit and pay damages, provided however, that Gallay's total liability shall not exceed fifty percent (50%) of the fee paid by and received from Licensee. Should such suit be brought for infringement against Licensee using other or additional processes, equipment, tools, etc., not specifically required in the process herein disclosed by Gallay, the Licensee agrees that Gallay shall have no liability or responsibility for such infringement.

          (b) Licensee shall have the right to participate in defense of any such infringement suit provided, however, that Licensee shall pay its full own costs of such participation.

          VII. MISCELLANEOUS
               -------------

          (a) Licensee agrees to use its best efforts to promote and sell Products and, in so doing, to adhere to the quality of the Products contemporarily produced by Gallay. For this purpose, Licensee shall permit Gallay's technicians and employees to examine Licensee's licensed Products and Production Line therefore upon request with reasonable notice.

          (b) Licensee agrees to keep confidential all information, materials, manuals, drawings, data and trade secrets in any form received from Gallay pursuant to this Agreement with notice of confidentiality and Licensee further agrees to take all reasonable steps to keep confidential all such information in whatever disclosure necessarily may be made to third parties during and after this Agreement, or until such information is otherwise publicly known.

          (c) In the event that Licensee requires parts, materials or tools from a third party supplier thereof, and which utilize confidential information and know-how of Gallay, Licensee agrees to obtain from such supplier an agreement to keep confidential in the form attached hereto as
Exhibit 1.


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

          (d) It is understood that Licensee may produce Products in Canada which thereafter are exported from Canada to other countries of the world including the United States. In such event Gallay would take no action against Licensee or a customer of Licensee for enforcement of a patent of Gallay, if any, that may exist in any other country which would prevent or in any way interfere with the importation into such other countries of such products.

          (e) This License Agreement is personal to Licensee and may not be assigned or transferred by Licensee except as part of sale or assignment of Licensee's entire business in Products.

          (f) Notices under this Agreement shall be in writing and shall be sufficient if sent by registered mail, addressed to the last known address of the other party.

          (g) This Agreement shall be construed in accordance with the laws of France.

          (h) This Agreement shall expire at the time of expiration of the patent of Gallay licensed hereunder.


(Gallay)                                        (Licensee)
                                           HUNTER DRUMS LIMITED,



By   /s/ Pierre-Henri Gallay                   Per  /s/  M.W. Hunter
   ------------------------                    ------------------------
                                               M.W. Hunter, President


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

                                  EXHIBIT  1
                                  ----------


In consideration of (Licensee's) order for the manufacture of seaming rolls and other tooling, which order is hereby acknowledged, (Supplier) agrees to maintain in confidence all information and data contained in or on or disclosed by the specifications and drawing numbers furnished to (Supplier) in connection therewith, and (Supplier) agrees not to disclose to another or use, either directly or indirectly, for its own benefit said confidential information, data or specifications, until such information otherwise becomes public through acts or others than (Supplier).


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